Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-58127, 33-57257, 33-64035, 333-103541, 333-58121, 333-105676, 333-103540, 333-71688, 333-125000, 333-125002, 333-125003, and 333-125004), of Telephone and Data Systems Inc. of our report dated July 28, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated July 28, 2006, relating to the financial statement schedule, which appears in the Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
October 10, 2006